Exhibit 99.1

Orion Energy Systems, Inc. Increases Share Repurchase Program to $7.5 Million

MANITOWOC, Wis. – (BUSINESS WIRE) – April 27, 2012 – Orion Energy Systems Inc. (NYSE Amex: OESX), a leading power technology enterprise, announced today that its Board of Directors has approved an increase to its previously announced $2.5 million share repurchase program. The increase authorizes the Company to repurchase in the aggregate up to $7.5 million of its outstanding common stock. Purchases by the Company under this program may be made from time to time in open market purchases, privately negotiated transactions, Rule 10b5-1 compliant stock repurchase plans, accelerated stock repurchase programs or otherwise, as determined by the Company’s management.

The Company expects to be able to begin repurchasing its shares under this increased share repurchase authorization shortly after it announces its fiscal 2012 financial results sometime in mid-to-late May. The Company’s announcement of its fiscal 2012 financial results is dependent upon the completion by the Company’s current new independent audit firm of its audit procedures for the Company’s financial statements for fiscal 2012, which ended on March 31, 2012, as well as the Company’s restatement and re-audit of the Company’s financial statements for its fiscal 2011, which ended March 31, 2011. Through March 31, 2012, the Company has repurchased approximately $740,000 of its shares under its previous $2.5 million repurchase plan.

This program does not obligate the Company to acquire any particular amount of common stock. The pace of repurchase activity will depend on factors such as current stock price, market conditions and other factors. The share repurchase program may be suspended, modified or discontinued at any time and has no set expiration date.

Orion Energy Systems, Inc. (NYSE Amex: OESX) is a leading power technology enterprise that designs, manufactures and deploys energy management systems – consisting primarily of high-performance, energy efficient lighting platforms, intelligent wireless control systems and direct renewable solar technology for commercial and industrial customers – without compromising their quantity or quality of light. For more information, visit www.oesx.com.

Orion Energy Systems Inc.

Investor Relations Contact:

Scott Jensen

Chief Financial Officer

(920) 892-5454

sjensen@oesx.com

Source: Orion Energy Systems Inc.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe the Company’s financial guidance or future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) deterioration of market conditions, including customer capital expenditure budgets; (ii) our ability to compete and execute our growth strategy in a highly competitive market and our ability to respond successfully to market competition; (iii) increasing duration of customer sales cycles; (iv) the market acceptance of our products and services, including increasing customer preference to purchase our products through our Orion Throughput Agreements, or OTAs, rather than through cash purchases; (v) our ability to effectively manage the credit risk associated with our increasing reliance on OTA contracts; (vi) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (vii) loss of one or more key employees, customers or suppliers, including key contacts at such customers; (viii) our ability to effectively manage our product inventory to provide our products to customers on a timely basis; (ix) the increasing relative volume of our product sales through our wholesale channel; (x) a reduction in the price of electricity; (xi) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xii) increased competition from government subsidies and utility incentive programs; (xiii) dependence on customers’ capital budgets for sales of products and services; (xiv) our development of, and participation in, new product and technology offerings or applications; the availability of additional debt financing and/or equity capital; (xv) legal proceedings; and (xvi) potential warranty claims. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oesx.com in the Investor Relations section of our Web site.